UNITED STATES

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Cell Therapeutics, Inc.

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ON APRIL 9, 2010, CELL THERAPEUTICS, INC. (THE “COMPANY”) ISSUED THE FOLLOWING PRESS RELEASE REGARDING THE COMPANY’S SPECIAL MEETING OF SHAREHOLDERS.

501 Elliott Ave. W. #400 Seattle, WA 98119	T 206.282.7100 F 206.272.4010

Cell Therapeutics Adjourns Special Meeting of Shareholders Until May 14, 2010

SEATTLE, WA, April 9, 2010 — Cell Therapeutics, Inc. (Nasdaq and MTA:CTIC) (the “Company”) today announced that the Company has adjourned today’s Special Meeting of Shareholders (the “Special Meeting”) to 10:00 am Pacific Daylight Time, Friday, May 14, 2010. The Company’s proxy materials previously filed with the Securities and Exchange Commission (the “SEC”) on February 23, 2010 and the proposals being submitted to a vote of the shareholders at the Special Meeting as described in such proxy materials remain unchanged. The Company encourages those shareholders that held shares as of the February 19, 2010, the record date of the Special Meeting, to vote their shares on the proposals.

This press release includes forward-looking statements that involve a number of risks and uncertainties, the outcome of which could materially and/or adversely affect actual future results and the trading prices of the Company’s securities. The risks and uncertainties include the risk that the Company might not be able to continue to raise additional capital as needed to fund its operations, and other risk factors listed or described from time to time in the Company’s filings with the SEC, including, without limitation, its most recent filings on Forms 10-K, 10-Q and 8-K. Except as required by law, the Company does not intend to update any of the statements in this press release upon further developments.

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Media Contact:	Investors Contact:
Dan Eramian T: 206.272.4343 C: 206.854.1200 F: 206.272.4434 E: deramian@ctiseattle.com www.celltherapeutics.com/press_room	Ed Bell T: 206.272.4345 Lindsey Jesch Logan T: 206.272.4347 F: 206.272.4434 E: invest@ctiseattle.com www.celltherapeutics.com/investors